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                 CAPITAL SENIOR LIVING PROPERTIES 2-NHPCT, INC.
                                                  (Borrower)


                                       and


                          LEHMAN BROTHERS HOLDINGS INC.
                       d/b/a LEHMAN CAPITAL, a division of
                          LEHMAN BROTHERS HOLDINGS INC.
                                                  (Lender)




                           --------------------------

                                 LOAN AGREEMENT
                           --------------------------




                         Dated: As of September 30, 1998




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



                                TABLE OF CONTENTS

                                                                                                               Page

1.       The Note and the Security Instruments....................................................................2

2.       Loan Documents...........................................................................................2

3.       Lock-box Account.........................................................................................2

4.       Replacements and Replacement Reserve.....................................................................3

5.       Required Repairs; Required Repair Funds..................................................................8

6.       Events of Default........................................................................................9

7.       Sale of Notes and Securitization; Indemnification.......................................................10

8.       Incorporation of Provisions.............................................................................11

10.      Representations and Warranties..........................................................................12

11.      Construction of Agreement...............................................................................12

12.      Parties Bound, Etc......................................................................................12

13.      Waivers.................................................................................................12

14.      Governing Law...........................................................................................13

15.      Severability............................................................................................13

16.      Notices.................................................................................................13

17.      Fees and Expenses.......................................................................................13

18.      Modification............................................................................................13

19.      No Oral Agreements......................................................................................13

20.      Definitions.............................................................................................14

21.      Limited Recourse........................................................................................14

                  THIS LOAN AGREEMENT made as of the 30th day of September, 1998 between CAPITAL SENIOR LIVING PROPERTIES 2-NHPCT, INC., a Delaware corporation, having an office at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240 (hereinafter referred to as "Borrower") and LEHMAN BROTHERS HOLDINGS INC. d/b/a LEHMAN CAPITAL, a division of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation having an office at Three World Financial Center, New York, New York 10285 (hereinafter referred to as "Lender");


                              W I T N E S S E T H :

                  WHEREAS, at the request of Borrower, Lender has agreed to fund to Borrower a loan in the principal amount of $60,000,000.00 (the "Loan") pursuant to the terms of this Agreement;

                  WHEREAS, the Loan is evidenced by that certain note of even date herewith made by Borrower to Lender in the original principal amount of $60,000,000.00 (the "Note") to be secured by multistate originals of a Mortgage and/or Deed of Trust, as the case may be, each of even date herewith, made by Borrower and securing the Loan (collectively, the "Security Instruments"), covering four (4) parcels of land more fully described in Schedule A attached hereto and made a part hereof (individually, a "Parcel" and collectively, the "Parcels");

                  WHEREAS, at the request of Borrower, Lender has agreed, among other things, to (i) permit Borrower to obtain additional advances by adding certain additional properties to the lien of the Security Instruments and (ii) provide the establishment of a lockbox account upon the occurrence of an Event of Default (defined herein) under the Loan Documents (defined below).

                  NOW,  THEREFORE,  in  consideration  of ten dollars  ($10) and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, Lender and Borrower hereby covenant and agree as follows:

1. The Note and the Security Instruments. The indebtedness of Borrower shall be:
(i) evidenced by the Note, and (ii) secured by, among other things, (a) the Security Instruments made by Borrower covering the fee estate of Borrower, in each Parcel, the Improvements (as such term is defined in the Security Instruments) located on each Parcel and other property, rights and interests of Borrower in the same (individually, a "Property" and collectively, the "Properties"), and (b) assignments of leases and rents each given by Borrower to Lender dated the date hereof and covering the Properties (the "Assignments of Rents").

2. Loan Documents. The term "Loan Documents" as used in this Agreement shall collectively mean the Note, the Security Instruments, the Assignments of Rents, the Assignments of Agreements, Permits and Contracts, the Environmental Indemnity Agreement, and the Conditional Assignment of Management Agreement and Subordination of Management Fees, each dated the date hereof between Borrower and Lender, this Agreement and all other documents and instruments of any nature whatsoever executed or delivered in connection with the Loan.

3.       Lock-box Account.
         ----------------

         (a) Upon the occurrence and continuance of an Event of Default (as defined in the Security Instruments), Borrower shall establish and maintain a segregated Eligible Account (defined below) (the "Lockbox Account") to be held by Lender, which Lockbox Account shall be under the sole dominion and control of Lender. Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Lockbox Account and will notify Lender of the account number thereof. Lender and or its designated agent shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

         (b) Upon the establishment of the Lockbox Account, Borrower shall, or shall cause the Manager (as defined in the Security Instruments) to, deposit the Rents (as defined in the Security Instruments) directly into the Lockbox Account, and Borrower shall deliver written instructions to all tenants under Leases (as defined in the Security Instruments) and credit card companies to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause each Manager, to deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account within one (1) Business Day of receipt thereof.

         (c) All funds on deposit in the Lockbox Account shall be applied by Lender to the payment of any amounts then due and payable under the Loan Documents in such order and priority as Lender in sole discretion shall determine.

         (d) The insufficiency of funds on deposit in the Lockbox Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

         (e) The following capitalized terms shall have the meanings set forth below:

                  "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible
Institution (defined below) or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" shall mean a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's

Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch Investors Service, L.P. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch Investors Service, L.P., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Group and "Aaa" by Moody's Investors Service, Inc).

4.       Replacements and Replacement Reserve.
         ------------------------------------

         (a) Commencing on the first Payment Date (as defined in the Note) and on each Payment Date thereafter, Borrower shall pay to Lender an amount (the "Replacement Reserve Monthly Deposit") equal to $20,137.00, to be applied to maintain and replace certain items used in connection with the operation of each Property, which items are more particularly described on Schedule B attached hereto and made a part hereof (collectively, the "Replacements"), and amounts so deposited shall hereinafter be referred to as the "Replacement Reserve Fund". Lender will maintain the Replacement Reserve Fund in an interest bearing segregated account (the "Replacement Reserve Account") with all interest accrued to be held for the benefit of Borrower.

         (b)  Intentionally deleted.

         (c) Borrower hereby grants a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Replacement Reserve Fund and the Replacement Reserve Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Replacement Reserve Fund or the Replacement Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing
Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt (as defined in the Security Instruments) in any order in its reasonable discretion. Until expended or applied as above provided, the Replacement Reserve Fund shall constitute additional security for the Debt.

         (d) (i) After the commencement of Borrower's obligation to make the Replacement Reserve Monthly Deposit pursuant to Section 4(a), Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to pay for or to reimburse Borrower for the costs of routine maintenance (other than the regular replacement of furniture, fixtures and equipment constituting Replacements or as permitted pursuant to Section 4(e) hereof) to an individual Property or for costs which are to be reimbursed from the Required Repair Fund (as such term is defined in Section 5 of this Agreement).

                  (ii) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in Section 4(a) of this Agreement, disburse to Borrower amounts from the Replacement Reserve

        Account to pay for the actual  approved costs of Replacements within ten
        (10) days of Lender's receipt of a request for disbursement in accordance with Section 4(d). In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

         (e) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall certify as to (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request for disbursement, Borrower shall certify that all Replacements that were the subject of the prior request for disbursement, if any, have been made in accordance with all applicable Legal Requirements (defined below) of any Governmental Authority (defined below) having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials to be purchased and all contracted labor or services to be provided in connection with the Replacements for which the disbursement is requested. Each request for disbursement shall include a statement setting forth each person or entity that supplied materials or labor in connection with Replacements that were the subject of the prior request for disbursement, if any, and setting forth the amount paid to each such person pursuant to a prior request and shall include evidence satisfactory to Lender of payment of all such amounts or other evidence of completion (or in good faith actively proceeding towards completion) the Replacements for which the prior request for disbursement was made, if any, which evidence shall be satisfactory to Lender in its reasonable discretion. Prior to Borrower's making of the initial Replacement Reserve Monthly Deposit in accordance with Section 4(a) or thereafter with respect to any calendar month during which a request for disbursement from the Replacement Reserve Fund is not submitted to Lender pursuant to this Section 4(e), Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to Section 3.11 of the Security Instruments, an Officer's Certificate setting forth the amounts paid during the preceding calendar month for Replacements and setting forth each Person to whom such amounts were paid, the amount paid to each such Person and the related Replacement provided by each such Person.

         (f)  Intentionally deleted.

         (g) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month.

         (h) Borrower shall make Replacements when required in order to keep each individual Property in condition and repair consistent with other senior living facilities, as applicable, in the same market segment which the respective individual Property is located, and to keep each individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (i) Lender reserves the right, at its option, to approve in its reasonable discretion all material contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request following an Event of Default, Borrower shall assign any contract or subcontract to Lender.

         (j) Following an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold any further disbursements from the Replacement Reserve Account and, upon ten (10) days prior written notice, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and, without providing any prior notice to Borrower, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

         (k) Borrower grants Lender, following an Event of Default, the right to enter onto any individual Property during reasonable hours and subject to the rights of any tenant in possession of the Property in accordance with the terms of the Security Instruments and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such individual Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact following an Event of Default as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become liens against any individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any individual Property or the rehabilitation and repair of any individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

         (l) Nothing in this Section 4 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

         (m) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 4 to enter onto each individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements which are or may be kept at each individual Property. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this
Section 4(m), the completion of Replacements pursuant to Section 4(j) or in connection with the inspections described in Section 4(n) below.

         (n) Following an Event of Default, if Lender has determined in its sole discretion that any Replacements are not being completed in a timely and workmanlike manner, Lender may require an inspection of the applicable individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of such Replacements. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (o) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those liens which have been approved in writing by Lender).

         (p) In the event that the prior request for disbursement included any amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) for any single Replacement requiring construction, installation or completion, Lender may require Borrower to provide Lender with a search of title to the applicable individual Property prior to making any additional disbursements from the Replacement Reserve Account, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable individual Property since the date of recordation of the related Security Instruments and that title to such individual Property is free and clear of all liens (other than the lien of the related Security Instruments and any other liens previously approved in writing by the Lender, if any).

         (q) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (r) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

         (s) It shall be an Event of Default under this Agreement if (A) Borrower fails to make the initial Replacement Reserve Monthly Deposit in accordance with this Section 4 or (B) Borrower fails to comply with any other provision of this Section 4 and such failure is not cured within thirty (30) days after prior written notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 4(j), or for any other repair or replacement to any individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         (ii) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

         (t) The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         (u) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

         (v) The following capitalized terms appearing in Section 4 and Section 5 of this Agreement shall have the meanings set forth below:

          "Governmental   Authority"  shall  mean  any  court,  board,   agency,
         commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Legal Requirements" shall mean, with respect to each individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such individual Property or any part thereof, or
         (ii) in any way limit the use and enjoyment thereof.

5.       Required Repairs; Required Repair Funds.
         ---------------------------------------

         (a) Borrower shall perform the repairs at its Properties, as more particularly set forth on Schedule C hereto (such repairs hereinafter referred to as "Property Required Repairs"). Borrower shall complete each of the Property Required Repairs on or before October 1, 1999. On the date hereof, Borrower shall deposit with Lender an amount equal to $47,350.00 to perform the Property Required Repairs for each Property in accordance with this Section 5. Amounts so deposited shall hereinafter be referred to as the "Required Repair Fund". Lender will maintain the Required Repair Fund in an interest bearing segregated account (the "Required Repair Account") with all interest accrued to be held for the benefit of Borrower. Borrower hereby grants a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and covenants on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, to any levy to be made thereon, or any UCC-1 Financing
Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Required Repair Fund to the payment of the Debt in any order in its reasonable discretion. Until expended or applied as herein provided, the Required Repair Fund shall constitute additional security for the Debt.

         (b) After Borrower's initial deposit into the Required Repair Account pursuant to paragraph (a) hereof, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Property Required Repairs to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have received a certificate from Borrower (A) stating that all Property Required Repairs at the applicable Property funded by the prior requested disbursement, if any, have been or are in good faith being completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, (B) any license, permit or other approval by any Governmental Authority required to commence and/or complete the Property Required Repairs to be funded by the requested disbursement have been obtained, (C) identifying each person that will supply materials or labor in connection with the Property Required Repairs to be performed at such Property and to be funded by the requested disbursement and including copies of invoices or statements from each such person or entity setting forth the costs for such materials or labor, and (D) stating that each person or entity that supplied materials or labor in connection with the Property Required Repairs performed at a Property and funded by the prior requested disbursement, if any, has been paid all amounts to be paid to such person or entity as set forth in the written request with respect to such prior requested disbursement and setting forth the amount paid to each such person and, if such requested disbursement includes amounts constituting the final payment to any person on account of any Property Required Repairs, such certificate shall be accompanied by lien waivers or other evidence of payment satisfactory to Lender and (iv) Lender shall have received such other evidence as Lender shall reasonably request that the Property Required Repairs at any Property funded by the prior requested disbursement, if any, have been or are in good faith being completed and the related costs and expenses have been paid.

Lender shall not be required to make disbursements from the Required Repair Account with respect to any such Property more frequently than once per calendar month and unless such requested disbursement is in an amount greater than Five Thousand and No/100 Dollars ($5,000) (or a lesser amount if the total amount in the Required Repair Account is less than Five Thousand and No/100 Dollars ($5,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this paragraph (b). Prior to Borrower's initial deposit of funds into the Required Repair Fund in accordance with paragraph (a) hereof or thereafter with respect to any calendar month during which a request for payment from the Required Repair Fund is not submitted to Lender pursuant to this paragraph (b), Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to Section
3.11 of the Security Instruments, a certificate setting forth the amounts paid, if any, during the preceding calendar month for Property Required Repairs and setting forth each person to whom such amounts were paid, the amount paid to each such person or entity and the related Property Required Repairs performed by each such person.

         (c) It shall be an Event of Default under this Agreement if (i) Borrower does not exercise diligent efforts to complete the Property Required Repairs at each Property by the required deadline for each repair as set forth on Schedule C, or (ii) Borrower does not make the initial deposit into the Required Repair Fund in accordance with paragraph (a) hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Property Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

6. Addition of Cottonwood and Tesson Properties. Provided that no Event of Default has occurred and is continuing, Borrower shall have the one time right (with respect to each of the following Additional Properties (hereinafter defined)), on or before November 30, 1998 (the "Addition Date") to request (a) that the assisted living facilities known as (i) Tesson Heights located at 12335 West Bend Drive, St. Louis, Missouri 63128 (the "Tesson Property") and (ii) Cottonwood Village located at 201 East Mingus Avenue, Cottonwood, Arizona 86236 (the "Cottonwood Property") each as more particularly described on Schedule D attached hereto and made a part hereof (the Tesson Property and the Cottonwood Property hereinafter referred to, individually and collectively, as the context may require, as the "Additional Property"), each to be owned in fee simple by Borrower, and to be subjected to the lien of a new mortgage, deed of trust, deed to secure debt or similar security instruments (hereinafter referred to, individually and collectively, as the context may require, as the "Addition"), in the same form and substance as the Security Instruments (hereinafter referred to individually and collectively, as the context may require, as the "Additional Security Instrument") and to the lien of the Loan Documents, as a first lien thereon and managed by Manager (as defined in the Security Instruments) pursuant to the terms of the Management Agreement or a Replacement Management Agreement (as defined in the Security Instruments) and (b) that Lender make an additional advance for each Addition of the Tesson Property (the "Tesson Advance") and the Cottonwood Property (the "Cottonwood Advance"; together with the Tesson Advance, hereinafter referred to, individually and collectively, as the context may require, as an "Advance") upon compliance with and conditioned on receipt by

Lender on or before the Addition Date of each of the following with respect to each Additional Property:

         (a) evidence which would be reasonably satisfactory to a prudent institutional mortgage lender that the Additional Property is fully operational.

         (b) (1) a current appraisal of the Additional Property prepared within one hundred eighty (180) days prior to the corresponding Advance showing an appraised value equal to or greater than 125% of the Advance; (2) an aggregate loan-to-value ratio with respect to the Properties subject to the lien of the Security Instruments after each Addition not greater than the ratio equal to the aggregate loan-to-value ratio as of the date hereof with respect to the Properties immediately prior to the Addition and (3) such other standard underwriting criteria as Lender may apply in its sole discretion.

         (c) an opinion of Borrower's counsel which would be reasonably satisfactory to a prudent institutional mortgage lender stating that (i) the Additional Security Instrument and the Loan Documents by which the Additional Property will be encumbered have been duly authorized, executed and delivered by such Borrower and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles exceptions, (ii) Borrower is qualified to do business and in good standing under the laws of the State where the Additional Property is located, or that Borrower is not required by Applicable Law (as defined in the Security Instruments) to qualify to do business in such state, and (iii) based solely on a certificate of Borrower that the encumbrance of the Additional Property with the lien of the Additional Security Instrument and the Loan Documents shall not cause a breach of, or a default under any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound or affected.

         (d) a certification by the Borrower that (x) the certificates, opinions and other instruments which have been or are therewith delivered to or deposited with Lender in connection with the Advance conform to the requirements of this Agreement and the Security Instruments, and (y) all conditions precedent to the delivery of the Additional Security Instrument and Loan Documents contained in this Agreement have been fulfilled.

         (e) original executed counterparts of the Additional Security Instrument and the Loan Documents encumbering the Additional Property and related collateral, including without limitation, any financing statements or other documents necessary to grant or perfect Lender's first priority security interest in the Personal Property (defined in the Security Instruments) located thereon and the Rents derived therefrom; the principal amount of such Additional Security Instrument shall equal the face amount of the Note, provided that in the event that the jurisdiction in which the Additional Property is located imposes a mortgage recording intangibles or similar tax, and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount of such Additional Security Instrument shall equal 125% of the Advance for such Additional Advance.

         (f) a title insurance policy issued by a title insurance company reasonably satisfactory to the Rating Agencies (or, if a Securitization has not occurred, to Lender) insuring the lien of the Additional Security Instrument on the Additional Property, in form and substance which would be reasonably satisfactory to a prudent institutional mortgage lender insuring that the Additional Security Instrument is a valid and enforceable first lien on the good and marketable fee simple estate of Borrower to the Additional Property in an amount equal to the Advance for such Additional Advance, subject only to standard and customary exceptions and such other exceptions that would be reasonably approved by a prudent institutional mortgage lender, together with such affirmative insurance and other endorsements customarily reasonably required by a prudent institutional mortgage lender, including a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the State where the Additional Property is located, insurance in an amount equal to the greater of one hundred twenty five percent (125%) of the such Advance or the amount on which mortgage or intangibles tax was paid with respect to the Additional Security Instrument, together with a "last dollar endorsement". Such title insurance policy shall not contain any exception for any state of facts that an accurate survey might show or that a survey made after the date of the survey referred to in Section 6(l) might show.

         (g)               intentionally deleted.

         (h) evidence which would be reasonably satisfactory to a prudent institutional mortgage lender to the effect that the Additional Property and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting the Additional Property, and that all material building and operating licenses and permits necessary for the use and occupancy of the Additional Property as a senior living facility, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

         (i) an environmental report dated within six (6) months prior to delivery which states that the Additional Property does not contain any Hazardous Substances (as defined in the Security Instrument) in violation of Environmental Law (as defined in the Security Instrument) or material risk of contamination from off-site Hazardous Substances.

         (j) payment of all reasonable costs and expenses incurred by Lender including reasonable counsel fees and disbursements in connection with the addition of the Additional Property as collateral, all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the Additional Security Instrument and the lien necessary to grant and perfect Lender a first priority lien on and security interest in the Additional Property, the Personal Property located therein and the Rents derived therefrom. In the event that the State where the Additional Property is located imposes a mortgage recording or intangibles tax, or similar tax, and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, if permitted by applicable law in such jurisdiction, such tax shall be paid on an amount equal to 125% of the Advance for such Additional Advance.

         (k) a recent survey of the Additional Property prepared by a land surveyor licensed in the State where the Additional Property is located pursuant to the then current American Land Title Association/American Congress of Surveying and Mapping standards for title surveys and which would be otherwise reasonably satisfactory to a prudent institutional mortgage lender, provided that no structural additions to the improvements shown on such survey or new structures have been made or built since the date of such survey and that there has been no material change in the legal description of the Additional Property since the date of such survey, whether due to sales, transfers, condemnation or otherwise.

         (l) evidence indicating whether the Additional Property is located within a flood plain.

         (m) a property inspection report dated within six (6) months of the Advance prepared by an independent licensed engineer reasonably approved by Lender, prepared in accordance with standards employed by prudent institutional mortgage lenders stating, among other things, that the Additional Property is in good condition and repair and free of material damage or waste and complies in all material respects with the Americans with Disabilities Act, or which otherwise reveals a state of fact that would be reasonably satisfactory to a prudent institutional mortgage lender and provided that adequate reserves reasonably satisfactory to Lender and the Rating Agencies are established.

         (n) annual operating statements and occupancy statements for the Additional Property for the most recent fiscal year of the owner thereof, together with a year to date operating statement, current occupancy statements, and a budget for the current fiscal year, each certified by Borrower, and a certificate of no adverse change since the date thereof executed by Borrower, in each case in a form and substance which would be reasonably satisfactory to a prudent institutional mortgage lender.

         (o) original certificates and copies of policies of insurance required by Lender under the terms of the Additional Security Instrument for the Additional Property.

         (p) evidence of the qualification and good standing of Borrower (and the principals, if necessary) in the State where the Additional Property is located unless such qualification is not required in such state by Applicable Law.

         (q) certified copies of all material contracts and agreements relating to the management, leasing and operation of the Additional Property, including, without limitation, the Management Agreement, which shall be in a form and substance which would be reasonably satisfactory to a prudent institutional mortgage lender in a transaction of similar type.

         (r) copies of all material licenses and approvals, if any, required in connection with the Advance, including evidence that such licenses and approvals are in full force and effect.

         (s) a certificate by Borrower certifying that all of the representations and warranties contained in the Security Instruments and in the other Loan Documents, after giving effect to the addition of the Additional

Property, are true and correct in all material respects with respect to the Additional Property and that there is no Event of Default hereunder.

         (t) UCC Searches with respect to the Additional Property and Borrower in the State where the Additional Property is located and the jurisdictions where such person has its principal place of business.

         (u) a certified copy of (i) the management agreement for the Additional Property between Borrower and Manager or (ii) an amendment to the Management Agreement to include the Additional Property, in either case in a form and substance that would be reasonably satisfactory to a prudent institutional lender together with a Conditional Assignment of Management Agreement in the same form and substance as with respect to the other Properties.

         (v) a certificate of Borrower dated the date of the applicable Advance, certifying (i) the names and true signatures of the incumbent officers of such person authorized to sign the applicable Loan Documents, (ii) the by-laws of Borrower as in effect on the date of such Advance, (iii) the resolutions of such person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such person, and (iv) that there have been no changes in the certificate of incorporation of such person since the date of the most recent certification thereof by the appropriate Secretary of State.

         (w) if a Securitization has occurred, an opinion of Borrower's counsel reasonably satisfactory to Lender stating, among other things, that the tax qualification and status of the REMIC will not be adversely affected or impaired as a result of the addition of the Additional Property.

         (x) such other certificates, opinions, documents and instruments relating to the applicable Advance reasonably requested by Lender, its counsel or the Rating Agencies, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with such Advance shall be reasonably satisfactory in form and substance to Lender in its reasonable discretion.

         (y) if a Securitization has occurred, written confirmation from the Rating Agencies that the addition of the Additional Property shall not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender and its counsel.

                  Following compliance with the conditions set forth above in this Section 6, Lender shall fund to an account in Borrower's name, in accordance with Borrower's written instructions, an Advance for the Additional Properties which in the aggregate shall not exceed $27,700,000.00. Upon the addition of the each Additional Property in accordance with the terms and conditions of this Section 6, such Additional Property shall be deemed a Property for all purposes under this Agreement.

7.       Events of Default.
         -----------------

         The term "Event of Default" as used in this Agreement shall have the meaning ascribed to such term in the Security Instruments.

         Upon the occurrence of an Event of Default, and, if Lender shall not have exercised its option under clause (i) below, during the continuance thereof, Lender (i) may, at its option and in its sole discretion, declare the Debt immediately due and payable, and (ii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

8.       Sale of Notes and Securitization; Indemnification.
         -------------------------------------------------

         (a) At the request of the holder of the Note, and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale or transfer of the Note or participations or other interests therein or, subject to Section 7(c) below, the first successful securitization (such sale, transfer and/or securitization, the "Securitization") of rated single or multiclass securities (the "Securities") secured by or evidencing ownership interests in the Note and the Security Instruments, including, without limitation, to:

               (i) (A) provide such financial and other information with respect to the Properties, the Borrower and the Manager as is reasonably available to Borrower, (B) provide existing budgets relating to the Properties and (C) at Lender's expense, to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports (including updates of any such information delivered to Lender at the closing of the Loan) and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of independent auditors or opinions of counsel in form reasonably acceptable to the Lender and otherwise acceptable to the Rating Agencies;

               (ii) if required by the Rating Agencies, and at Lender's expense, deliver (A) revised opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, the Borrower and its constituent entities and the Loan Documents and (B) revised organizational documents of the Borrower and its constituent entities, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

               (iii)(A) deliver one or more  Officer's  Certificates  certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of the Securitization setting forth any then existing facts conflicting with any such representations, (B) deliver certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each individual Borrower and their respective general partners or managing members, as applicable, as of the date of the Securitization and (C) make such additional representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof; and

               (iv) execute such  amendments to the Loan Documents and establish and fund such reserve funds as and to the extent provided herein or as otherwise may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal amount of the Loan set forth herein, or (B) modify or amend any other economic term or other material term of any Loan Document in a manner that has a material adverse effect on Borrower.

         (b) Borrower understands that certain of the Provided Information and the financial statements, certificates, reports or information required to be provided by Borrower to Lender pursuant to Section 3.11 of the Security Instruments (collectively, the "Required Records") may be included in disclosure documents in connection with the Securitization including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and that such Disclosure Documents may be provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization and the Initial Securitization. If required by Lender, Borrower shall review such Disclosure Document and advise Lender in writing of any required revisions to correct inaccuracies with respect to the Provided Information and or the Required Records. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will use reasonable efforts to cooperate with Lender in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects. Lender will promptly discontinue the use of any Disclosure Document upon such holder's receipt of written notice from Borrower that such Disclosure Document requires revision to correct any inaccuracy.

9. Incorporation of Provisions. If the Note, the Security Instruments and the other Loan Documents conflict with this Agreement, then the conditions, stipulations, agreements and covenants contained herein shall govern and control to the same extent and effect as if fully set forth therein until this Agreement is terminated by the payment in full of the Debt.

10. Further Assurances. Borrower shall on reasonable demand of Lender do any act or execute any additional documents required by Lender to confirm the lien of the Security Instruments.

11. Representations and Warranties. Borrower represents and warrants to Lender as follows:

         (a) Borrower is duly qualified to do business in the States in which the Properties are located unless such qualification is not necessary pursuant to the applicable laws of the States.

         (b) Borrower (and the undersigned representative, if any, of Borrower) has the full power and authority to execute and deliver this Agreement and the Loan Documents, and the same constitute the legal, valid and binding obligations of Borrower.

         (c) Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such individual Borrower's assets or property, and no individual Borrower has knowledge of any person contemplating the filing of any such petition against it.

         (d) No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, would materially and adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower.

         (e) No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

12. Construction of Agreement. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

13. Parties Bound, Etc. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective heirs, executors, legal representatives, successors and assigns (except as otherwise prohibited by this Agreement).

14. Waivers. Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

15. Governing Law. (a) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the applicable Property is located shall apply.

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby accepts, each for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address set forth in Article 16 of the Security Instruments. Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

16. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

17. Notices. All notices required to be given under the terms of this Agreement shall be given in accordance with and to the addresses set forth in Article 16 of the Security Instruments.

18. Fees and Expenses. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender in connection with the collection of the Debt, the enforcement of the Loan Documents, and in curing any defaults under the Loan Documents (including, without limitation, reasonable attorneys' fees, which shall include attorney's fees incurred in any trial, appellate or bankruptcy proceeding), with, if any such expenses are past due, interest thereon at a rate per annum equal to the rate of interest payable pursuant to the Note, provided that such interest rate shall in no event exceed the maximum interest rate which Borrower may by law pay, from the date of payment by Lender to the date of payment to Lender, which sums and interest shall be secured by the Security Instruments.

19. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto.

20. No Oral Agreements. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY AGREE IN WRITING TO MODIFY IT.

21. Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Security Instruments. In addition to the foregoing, the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority and any other entity.

22. Limited Recourse. The provisions of Article 14 of the Note are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.


                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement the day and year first above written.

                              BORROWER:

                              CAPITAL SENIOR LIVING PROPERTIES 2-NHPCT, INC., a Delaware corporation


                              By:      /s/ Lawrence A. Cohen
                                       -----------------------------------------
                              Name:    Lawrence A. Cohen
                              Title:   Chief Financial Officer

                              LENDER:

                              LEHMAN BROTHERS HOLDINGS INC. d/b/a LEHMAN
                              CAPITAL, a division of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation

                              By:     /s/ Larry Kravetz
                                      ------------------------------------------
                              Name:   Larry Kravetz
                              Title:  Authorized Signatory